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                                                                Exhibit 10.01


                             CONSULTATION AGREEMENT

     This Consultation Agreement, effective as of July 11, 1996, between ImmuLogic Pharmaceutical Corporation, a Delaware corporation having a place of business at 610 Lincoln Street, Waltham, MA 02154, its consultants and affiliates ("ImmuLogic"), and Daniel A. Cuoco, having an office at 28 Edgerstoune Road, Princeton, NJ 08540 ("Consultant").

                              W I T N E S S E T H:

     WHEREAS, ImmuLogic desires to have the benefit of Consultant's knowledge and experience, and Consultant desires to provide services to ImmuLogic, all as hereinafter provided in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual agreement hereinafter set forth, effective the date hereof, ImmuLogic and Consultant hereby agree as follows:

1. SERVICES. ImmuLogic shall retain Consultant, and Consultant shall serve ImmuLogic upon the terms and conditions hereinafter set forth.

2. TERM. The term of this Agreement shall be from the above date until the effective date of termination. Either party may terminate the Agreement by providing thirty (30) days prior written notice to the other party.

3.   DUTIES.

(a) During the term, Consultant agrees to serve as Vice President and General Counsel of ImmuLogic, at the pleasure of the President and Chief Executive Officer, and Consultant shall render to ImmuLogic or to ImmuLogic's designee such consulting services in his fields of expertise and knowledge related to the business of ImmuLogic and at such times and places as ImmuLogic may from time to time request; provided, however, that Consultant shall not be obligated, without his consent, to provide services hereunder for more than two days per week. ImmuLogic shall give Consultant reasonable advance notice of any additional services required of him hereunder. It is the intent of the parties that Consultant will not be required to render services hereunder in the months of January and August of each year, except that he shall attend operating team meetings at least twice in each month. Consultant agrees to use his best efforts to devote as much time as is necessary to perform his duties as chief legal officer of ImmuLogic, but it is also the intent of the parties that he will be afforded the resources to accomplish this in a manner that will eventually limit his time to an average of two days a week.

(b) All work to be performed by Consultant for ImmuLogic shall be under the general supervision of ImmuLogic.


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(c)  Consultant shall devote his best efforts and ability to the performance of the duties attaching to this obligation, devoting an amount of time as mutually agreed. All work performed by Consultant for ImmuLogic shall be at times reasonably convenient to him. Consultant agrees to furnish ImmuLogic with written reports with respect to such consulting services if and when requested by ImmuLogic.

4. COMPENSATION. In consideration for the services rendered by Consultant to ImmuLogic, ImmuLogic shall pay Consultant during the Term compensation in the amount of one thousand five hundred dollars ($1,500.00) per day for each day of consulting work performed by Consultant on behalf of ImmuLogic. Consultant shall provide ImmuLogic with detailed invoices of work performed every four weeks. Payment for services in excess of two days per week shall be subject to ImmuLogic's approval and shall be made with the next payment otherwise due to Consultant. The payment of such amounts shall cease upon Consultant's death or permanent disability.

5. REIMBURSEMENT OF EXPENSES. ImmuLogic shall reimburse Consultant for his reasonable out-of-pocket expenses incurred in the performance of his duties hereunder as requested by ImmuLogic upon presentation of reasonably detailed receipts, including, without limitation, air and ground transportation to and from the New York-New Jersey area (Palm Beach area in the month of January) and hotel accommodations in the Boston area while working in Waltham, MA.

6. STATUS. Consultant's relation to ImmuLogic shall be that of an independent contractor and neither this Agreement nor the services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties. Consultant acknowledges that he will be a corporate officer of ImmuLogic for purposes of Section 16 of the Securities Exchange Act of 1934.

7.   INVENTIONS, PROPRIETARY RIGHTS AND DISCLOSURES.

(a) Consultant agrees to disclose promptly to ImmuLogic all inventions, discoveries, designs, improvements and all other intellectual property rights (collectively referred to as "Inventions") made or perfected in the performance of, or arising out of, the work to be performed by Consultant for ImmuLogic, and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by ImmuLogic), properly corroborated, to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of ImmuLogic at all times. All such Inventions and patents therefor shall be the exclusive property of ImmuLogic. Consultant hereby undertakes and agrees to execute such assignments and other papers which, in the opinion of ImmuLogic, are necessary at any time to permit the filing and prosecution of copyrights, applications for copyrights, applications for patents covering the Inventions or are otherwise required for compliance with the provisions of this paragraph.

(b) Consultant agrees that the services furnished pursuant to the work to be performed hereunder, the data and Inventions generated by the said work and any and all information, data, specifications, techniques, formulae and processes disclosed by ImmuLogic in connection therewith (collectively referred to as "Confidential Information") are the property of ImmuLogic and are confidential and proprietary to ImmuLogic. Consultant agrees that he shall not use Confidential Information for any purpose other than as advised or directed by ImmuLogic regardless of whether such Confidential Information has been furnished or made available to




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     Consultant by ImmuLogic or is original with Consultant. Without ImmuLogic's express written consent first obtained, Consultant agrees that he shall not disclose or make available any Confidential Information to any third party regardless of whether such Confidential Information has been furnished or made available to Consultant by ImmuLogic or is original with Consultant. Consultant shall not discuss the nature of his activities in connection with ImmuLogic with anyone except authorized representatives of ImmuLogic. At ImmuLogic's request, Consultant shall provide ImmuLogic with all Confidential Information furnished to Consultant by ImmuLogic or original with Consultant in connection with his services furnished hereunder which has been reduced to writing and retain no copies thereof. Consultant understands that in receiving Confidential Information, he receives no right to a license, implied or otherwise, under any patent or other rights now or hereafter owned or controlled by ImmuLogic.

(c) The foregoing obligations of confidentiality and non-use shall not apply to:

     (1) information which at the time of disclosure by ImmuLogic hereunder to Consultant or at the time of generation by Consultant is in the public domain;

     (2) information which after disclosure by ImmuLogic to Consultant or generation by Consultant is published or otherwise becomes part of the public domain through no fault of Consultant, but only after it is so published or so becomes part of the public domain;

     (3) information received by Consultant from a third party who is legally in possession of the same and not under an obligation of confidentiality with respect thereto; or

     (4) information which was already in Consultant's possession at the time of receipt from ImmuLogic, as evidenced by written records;

     however, Confidential Information shall not be deemed within the foregoing exceptions if

     (i) specific information is merely embraced by more general information in the public domain or Consultant's possession, or

     (ii) it constitutes a combination which can be reconstructed from multiple sources in the public domain or Consultant's possession, none of which shows the whole combination of the Confidential Information.

(d) Consultant warrants and represents that no trade secrets or other confidential information of any other person, firm, corporation, institution or other entity will be wrongfully disclosed by him to ImmuLogic in connection with any of the services called for hereunder. Consultant further warrants and represents that none of the provisions of this Agreement, nor the services which will be performed by Consultant pursuant to the work to be performed hereunder, contravenes or is in conflict with any agreement of Consultant with, or obligation to, any other person, firm, corporation, institution or other entity including, without limiting the generality of the foregoing, employment agreements, consulting agreements, disclosure agreements or agreements for assignment of inventions. Consultant agrees, for the Term, not to become employed by, render service to, or act on behalf of other enterprises in activities that include or overlap or are competitive with the specific activities he is performing for ImmuLogic. Consultant further agrees that his services to other enterprises may result in a conflict of interest


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     with his obligations to ImmuLogic under this Agreement, and agrees to inform ImmuLogic of his services to other enterprises and, in the case of conflict of interest, to immediately inform ImmuLogic and resolve the conflict in a mutually satisfactory manner.

8.   EMPLOYEES OF IMMULOGIC. Consultant agrees that during the Term and for two
     (2) years thereafter, Consultant shall not directly or indirectly

(a) retain the services of any employees of ImmuLogic or assist anyone else doing so;

(b) cause any person or entity rendering services to ImmuLogic to discontinue his or its relationship with ImmuLogic; or

(c) perform services for any employer which has, within three (3) months before or after termination of Consultant's duties for ImmuLogic, with Consultant's aid or involvement retained the service of any other person or entity rendering services for ImmuLogic which has agreed not to render services to any such profit-oriented entity, unless Consultant's employment by such employer has no relation to the employment of such other person or entity and the function for which Consultant is hired has no relationship to the function for which such person or entity was hired.

9. SURVIVAL OF PROVISIONS. The provisions of paragraphs 7 and 8 hereof shall survive the termination or expiration of this Agreement, irrespective of the reason therefor.

10. ASSIGNABILITY AND BINDING EFFECT. Neither this Agreement nor any interest shall be assignable by either party unless such assignment is mutually agreed to in writing by the parties hereto; provided, however, that ImmuLogic may assign this Agreement to any corporation with which ImmuLogic may merge or consolidate or to which ImmuLogic may assign substantially all of its assets or that portion of its business to which this Agreement pertains without obtaining the agreement of Consultant.

11. HEADINGS. The paragraph headings contained herein are included solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions of this Agreement.

12. NOTICES. Any notices or other communications hereunder by either party shall be in writing and shall be deemed to have been duly given if delivered personally to the other party or sent by registered or certified mail, return receipt requested, to the other party at the following addresses:

      If to ImmuLogic:   ImmuLogic Pharmaceutical Corporation
                         610 Lincoln Street
                         Waltham, MA  02154
                         Attention:  Robert J. Gerety, M.D., Ph.D. President and
                                     Chief Executive Officer

      If to Consultant:  Daniel A. Cuoco, Esq.
                         28 Edgerstoune Road
                         Princeton,  NJ  08540

or at such other address as such other party may designate in conformity with the foregoing.



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13.   ENTIRE AGREEMENT; MODIFICATION. This document sets forth the entire
Agreement between the parties hereto with respect to the subject matter hereof and will supersede all prior and contemporaneous negotiations, agreements (including the Consulting Agreement of April 1, 1996), representations, understandings, and commitments with respect thereto, with the exception of the Letter of Confidentiality dated March 19, 1996 between the parties, and the Non-Statutory Stock Option Agreements between the parties with a March 21, 1996 and a July 1, 1996 Date of Grant. This Agreement shall not be changed or modified in any manner except by an instrument signed by the duly authorized officers of each of the parties hereto, which document shall make specific reference to this Agreement and shall express the plan or intention to modify same.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement is executed under seal by both parties and deemed to be governed by the laws of the Commonwealth of Massachusetts, exclusive of its conflicts of law principles.

IMMULOGIC PHARMACEUTICAL CORPORATION

By:     /s/ Robert J. Gerety
        --------------------

Name:   Robert J. Gerety, M.D., Ph.D.
        -----------------------------

Title:  President and Chief Executive Officer
        -------------------------------------


                                     CONSULTANT:

                                     By:     /s/ Daniel A. Cuoco
                                             -------------------
                                             DANIEL A. CUOCO

                                     Social Security Number    ###-##-####







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